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                                  EXHIBIT 1(q)

                             ARTICLES SUPPLEMENTARY
                        To The Articles of Incorporation
                              The PBHG Funds, Inc.

     The PBHG Funds, Inc., a Maryland corporation (the "Corporation"), having its principal office in the City of Baltimore, certifies that:

     First: The Corporation's Board of Directors in accordance with Section 2-105(a) of the Maryland General Corporation Law and Article V Section 5.4 of the Articles of Incorporation, has adopted a resolution adding three new series of shares as the PBHG Large Cap Value Fund, PBHG Mid-Cap Value Fund and the PBHG Strategic Small Company Fund. All such series of shares have the same voting powers, preferences, other rights, qualifications, restrictions, limitations and terms and conditions of redemption, as currently set forth in Article V Section 5.5 of the Articles of Incorporation.

     Second: The Corporation's Board of Directors, in accordance with Section 2-208.1 of the Maryland General Corporation Law and Article V Section 5.1 of the Articles of Incorporation, has adopted a resolution increasing from Seven Billion Six Hundred Million (7,600,000,000), to Eight Billion Eight Hundred Million (8,800,000,000), and a par value of One Tenth of One Cent ($.001) per share, the aggregate number of shares of Common Stock that the Corporation is authorized to issue.

     Third: The Corporation's Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law and Article V Section 5.4 of the Articles of Incorporation has adopted a resolution classifying and redesignating the Corporation's Eight Billion Eight Hundred Million (8,800,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of Eight Million Eight Hundred Thousand Dollars ($8,800,000), as set forth below. Immediately prior to the classification, the Seven Billion Six Hundred Million (7,600,000,000) shares of the Corporation's Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of Seven Billion Two Hundred Million Dollars ($7,600,000) all of which previously classified shares of the Corporation's Common Stock were designated as follows:


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     Designation                                        Number of Shares

     PBHG Growth Fund PBHG Class Shares                 400 million
     PBHG Emerging Growth Fund PBHG Class Shares        400 million
     PBHG International Fund PBHG Class Shares          200 million
     PBHG Cash Reserves Fund PBHG Class Shares          1 billion, 800 million
     PBHG Select Equity Fund PBHG Class Shares          200 million
     PBHG Large Cap Growth Fund PBHG Class Shares       200 million
     PBHG Technology & Communications Fund              200 million
       PBHG Class Shares
     PBHG Core Growth Fund PBHG Class Shares            200 million
     PBHG Limited Fund PBHG Class Shares                200 million
     PBHG Large Cap 20 Fund PBHG Class Shares           200 million
     PBHG Growth Fund Trust Class Shares                200 million
     PBHG Emerging Growth Fund Trust Class Shares       200 million
     PBHG International Fund Trust Class Shares         200 million
     PBHG Cash Reserves Fund Trust Class Shares         1 billion, 800 million
     PBHG Select Equity Fund Trust Class Shares         200 million
     PBHG Large Cap Growth Fund Trust Class Shares      200 million
     PBHG Technology & Communications Fund              200 million
       Trust Class Shares
     PBHG Core Growth Fund Trust Class Shares           200 million
     PBHG Limited Fund Trust Class Shares               200 million
     PBHG Large Cap 20 Fund Trust Class Shares          200 million

     The Eight Billion Eight Hundred Million (8,800,000,000) shares of the Corporation's Common Stock are classified and designated as follow:

     Designation                                        Number of Shares

     PBHG Growth Fund PBHG Class Shares                 400 million
     PBHG Emerging Growth Fund PBHG Class Shares        400 million
     PBHG International Fund PBHG Class Shares          200 million
     PBHG Cash Reserves Fund PBHG Class Shares          1 billion, 800 million
     PBHG Select Equity Fund PBHG Class Shares          200 million
     PBHG Large Cap Growth Fund PBHG Class Shares       200 million
     PBHG Technology & Communications Fund              200 million
       PBHG Class Shares
     PBHG Core Growth Fund PBHG Class Shares            200 million
     PBHG Limited Fund PBHG Class Shares                200 million
     PBHG Large Cap 20 Fund PBHG Class Shares           200 million
     PBHG Large Cap Value Fund PBHG Class Shares        200 million
     PBHG Mid-Cap Value Fund PBHG Class Shares          200 million
     PBHG Strategic Small Company Fund                  200 million
       PBHG Class Shares

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     Designation (cont.)                                Number of Shares (cont.)

     PBHG Growth Fund Trust Class Shares                200 million
     PBHG Emerging Growth Fund Trust Class Shares       200 million
     PBHG International Fund Trust Class Shares         200 million
     PBHG Cash Reserves Fund Trust Class Shares         1 billion, 800 million
     PBHG Select Equity Fund Trust Class Shares         200 million
     PBHG Large Cap Growth Fund Trust Class Shares      200 million
     PBHG Technology & Communications Fund              200 million
       Trust Class Shares

     PBHG Core Growth Fund Trust Class Shares           200 million
     PBHG Limited Fund Trust Class Shares               200 million
     PBHG Large Cap Fund Trust Class Shares             200 million
     PBHG Large Cap Value Fund Trust Class Shares       200 million
     PBHG Mid-Cap Value Fund Trust Class Shares         200 million
     PBHG Strategic Small Company Fund                  200 million
       Trust Class Shares

     Fourth: The Corporation's Board of Directors in accordance with Section 2-210 of the Maryland General Corporation Law and Article V Section 5.2 of the Articles of Incorporation, has adopted a resolution approving the specimen stock certificates for PBHG Large Cap Value Fund, PBHG Mid-Cap Value Fund and PBHG Strategic Small Company Fund.

     Fifth: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, The PBHG Funds, Inc. has caused these Articles Supplementary to be executed by one of its Vice Presidents and its corporate seal to be affixed and attested by its Secretary on this 2nd day of October, 1996.

[CORPORATE SEAL]

                                     The PBHG Funds, Inc.

                                     By:__________________________
                                              Brian Bereznak
                                              Vice-President

Attest:____________________________
           Jane A. Kanter
           Secretary

     The undersigned, Vice President of THE PBHG FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the


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Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        ---------------------------
                                        Brian Bereznak
                                        Vice-President

Dated: October 2, 1996

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